Exhibit 99.1

ANTARES PHARMA APPOINTS JAMES E. FICKENSCHER, SENIOR VICE PRESIDENT,

CHIEF FINANCIAL OFFICER

EWING, NJ, November 18, 2014 — Antares Pharma, Inc. (NASDAQ: ATRS) today announced the appointment of James E. Fickenscher to the position of Senior Vice President, Chief Financial Officer. Mr. Fickenscher has a diversified corporate background including more than 25 years of experience in the pharmaceutical industry.

Most recently, Mr. Fickenscher served as Chief Financial Officer of Auxilium Pharmaceuticals, Inc. from May 2005 until August 2014. During his tenure at Auxilium, Testim® (1% testosterone gel) net revenues increased from $27 million to approximately $200 million, and total Company revenue grew to approximately $400 million. This revenue growth was supported by a commercial organization that grew from just over 100 employees to approximately 380 employees in 2013 due to expansion of the field sales force supporting Testim and the addition of similarly dedicated field forces for developed and acquired products. From January 2000 until April 2004, Mr. Fickenscher served as Senior Vice President, Chief Financial Officer of Aventis Behring L.L.C., a wholly owned subsidiary of Aventis, predecessor to Sanofi S.A. Mr. Fickenscher joined Aventis Behring L.L.C. in 1995 as Vice President, Business Development and Strategic Planning and, from that time until 2000, also held the positions of General Manager, Japan and Vice President & General Manager, Hemophilia Business Unit. Throughout his tenure at Aventis Behring L.L.C., he was also responsible for strategic planning. Prior to Aventis Behring L.L.C., Mr. Fickenscher worked at Rhone-Poulenc Rorer, predecessor to Sanofi S.A., in its Collegeville, Pennsylvania and Paris, France offices and at Deloitte & Touche LLP. Mr. Fickenscher received his B.S. at Bloomsburg University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants.

Eamonn P. Hobbs, President and Chief Executive Officer of the Company, stated, “We are pleased to have Jim join the executive leadership team at Antares Pharma, bringing with him years of extensive financial, business development and corporate strategy expertise. Jim’s arrival will also enable Bob Apple, who was recently promoted to Chief Operating Officer, to transition away from his financial responsibilities as acting Chief Financial Officer and focus on his new operational responsibilities.”

“I’m very excited to be joining Antares Pharma, and I look forward to making an immediate contribution to the organization.” Mr. Fickenscher continued, “I believe that my background in finance, business development and product commercialization will be extremely valuable to the Company, as Antares continues to focus not only on in-house development of unique products, but also on combination products for current and future alliance partners.”

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company markets OTREXUP™ (methotrexate) injection for subcutaneous use in the treatment of adults with severe active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis. LEO Pharma markets OTREXUP™ to dermatologists for adults with severe recalcitrant psoriasis. Antares Pharma is also developing QuickShot® Testosterone for testosterone replacement therapy. The Company’s technology platforms include VIBEX® disposable Medi-Jet, disposable multi-use pen injectors and reusable needle-free injectors marketed as Tjet® and Zomajet® by Teva Pharmaceutical Industries, Ltd (Teva) and Ferring Pharmaceuticals (Ferring), respectively. Antares Pharma has a multi-product deal with Teva that includes Tev-Tropin® [somatropin (rDNA origin) for injection] human growth hormone (hGH), VIBEX® epinephrine and several other products. In the U.S. Antares has received FDA approval for Gelnique 3%™ (oxybutynin) gel, a treatment for overactive bladder that is marketed by Actavis. Elestrin® (estradiol gel) is FDA approved for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, and is marketed in the U.S. by Meda.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements made with respect to development of products for the Company and for alliance partners; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Investor Contacts:

Jack Howarth

Vice President, Corporate Affairs

(609) 359-3016

jhowarth@antarespharma.com

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